REPORT OF INDEPENDENT ACCOUNTANTS


Board of Directors
First Lancaster Bancshares, Inc.
Lancaster, Kentucky

In our opinion, the accompanying consolidated statements of financial condition and the related consolidated statements of income and comprehensive income, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of First Lancaster Bancshares, Inc. and its subsidiary at June 30, 2000 and 1999, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP


August 11, 2000

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
June 30, 2000 and 1999

                       ASSETS                                                    2000                 1999
                                                                           -------------         -------------

Cash                                                                       $     494,317          $    474,513
Interest-bearing cash deposits in other depository
     institutions                                                              1,450,316             2,231,109
Investment securities available-for-sale at market value
     (amortized cost $24,158 at June 30, 2000 and 1999)                          999,216             1,430,976
Mortgage-backed securities, held to maturity (market
     value of $251,000 and $317,000 at June 30, 2000 and
     1999, respectively)                                                         255,488               318,160
Income tax receivable                                                             45,633                33,727
Investments in nonmarketable equity securities at cost                           832,500               776,600
Loans receivable, net                                                         49,373,865            46,192,315
Real estate acquired by foreclosure                                              952,333               456,000
Accrued interest receivable                                                      341,453               365,697
Office property and equipment, at cost, less
      accumulated depreciation                                                   393,538               383,340
Other assets                                                                      82,548                89,397
                                                                           -------------          ------------
        Total assets                                                        $ 55,221,207          $ 52,751,834
                                                                           =============          ============
                LIABILITIES AND STOCKHOLDERS' EQUITY

Saving accounts and certificates                                            $ 29,078,551          $ 29,653,246
Advance payments by borrowers for taxes and insurance                             29,976                23,437
Accrued interest on savings accounts and certificates                             72,003                42,007
Federal Home Loan Bank advances                                               12,835,361             8,831,037
Accounts payable and other liabilities                                           421,557               379,673
Deferred income tax payable                                                      168,160               241,079
                                                                           -------------          ------------
           Total liabilities                                                  42,605,608            39,170,479
                                                                           -------------          ------------
Common stock owned by ESOP subject to put option                                 386,949               310,614
                                                                           -------------          ------------
Preferred stock, 500,000 shares authorized and unissued Common stock, $.01 par value; 3,000,000 shares authorized; 780,087 and 834,022 shares issued and
     outstanding at June 30, 2000 and 1999, respectively                           9,588                 9,588
Additional paid-in capital                                                     9,204,136             9,181,318
Treasury stock, at cost; 138,338 and 73,410 shares in
     2000 and 1999, respectively                                              (1,793,951)             (997,672)
Unearned employee stock ownership plan shares                                   (403,871)             (513,801)
Common stock owned by ESOP subject to put option                                (386,949)             (310,614)
Unrealized gain on securities available-for-sale (net of
     deferred tax liability of $331,520 and $478,318 at
     June 30, 2000 and 1999, respectively)                                       643,538               928,500
Retained earnings, substantially restricted                                    4,956,159             4,973,422
                                                                           -------------          ------------
           Total stockholders' equity                                         12,228,650            13,270,741
                                                                           -------------          ------------
           Total liabilities and stockholders' equity                       $ 55,221,207          $ 52,751,834
                                                                           =============          ============


     The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME for the years ended June 30, 2000 and 1999

                                                                                  2000                1999
                                                                               -----------         -----------

Interest on loans and mortgage-backed securities                               $ 4,071,643         $ 4,173,701
Interest and dividends on investments and
     deposits in other depository institutions                                     160,825             161,445
                                                                               -----------         -----------
           Total interest income                                                 4,232,468           4,335,146
                                                                               -----------         -----------
Interest on savings accounts and certificates                                    1,503,865           1,548,226
Interest on other borrowings                                                       683,788             668,132
                                                                               -----------         -----------
     Total interest expenses                                                     2,187,653           2,216,358
                                                                               -----------         -----------
     Net interest income                                                         2,044,815           2,118,788

Provision for loan losses                                                           39,000             501,000
                                                                               -----------         -----------
     Net interest income after provision
        for loan losses                                                          2,005,815           1,617,788
                                                                               -----------         -----------
Non-interest income:
     Service charges and fees                                                       35,693              19,724
     Gain on real estate acquired by foreclosure                                         -              12,952
     Other                                                                           2,444               8,518
                                                                               -----------         -----------
        Total non-interest income                                                   38,137              41,194

Non-interest expense:
     Compensation                                                                  446,293             418,295
     Employee retirement and other benefits                                        279,785             280,567
     State franchise taxes                                                          57,717              54,121
     SAIF deposit insurance premium                                                 38,918              34,542
     Occupancy expense                                                              81,801              90,691
     Data processing                                                                73,691              69,074
     Legal, accounting and filing fees                                             148,923             121,479
     Other                                                                         179,395             127,971
                                                                               -----------         -----------
        Total non-interest expenses                                              1,306,523           1,196,740
                                                                               -----------         -----------
        Income before income taxes                                                 737,429             462,242

Provision for income taxes                                                         255,157             161,298
                                                                               -----------         -----------
Net income                                                                         482,272             300,944

Other comprehensive income net of income tax:
     Unrealized (loss) gain on securities available-for-sale arising
           in period                                                              (284,962)            178,101
                                                                               -----------         -----------
        Comprehensive income                                                     $ 197,310         $   479,045
                                                                               ===========         ===========
Basic earnings per share                                                              0.60                0.35
Weighted average shares outstanding for basic
     earnings per share                                                            810,251             849,364

Diluted earnings per share                                                            0.59                0.35
Weighted average shares outstanding for
     diluted earnings per share                                                    820,857             862,713



     The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY for the years ended June 30, 2000 and 1999

                                                                   Additional                    Employee      Common Stock
                                                       Common       Paid In        Treasury        Stock        Owned By
                                           Shares       Stock       Capital          Stock       Ownership        ESOP
                                           ------      -------     ----------      --------      ---------     ------------

Balance, June 30, 1998                     872,923     $ 9,588    $ 9,152,891      $ (350,871)   $(626,221)     $ (485,988)

Treasury stock issued to
   Management Recognition Plan
   (MRP)                                     5,597                                     88,137

Employee Stock Ownership Plan
   (ESOP)                                   11,242                     28,427                      112,420         112,420

Market value adjustment                                                                                             62,954

Net income

Dividends paid to shareholders
   ($.60 per share)

Purchase of treasury stock                 (55,740)                                  (734,938)

Change in unrealized gain on
   securities, net of deferred tax
   liability of $91,749
                                           -------     -------     ----------     -----------   ----------      ----------
Balance, June 30, 1999                     834,022     $ 9,588    $ 9,181,318      $ (997,672)   $(513,801)     $ (310,614)

Treasury stock issued to
   Management Recognition Plan
   (MRP)                                     5,616                                     88,452

Employee Stock Ownership Plan
   (ESOP)                                   10,993                     22,818                      109,930         109,930

Market value adjustment                                                                                           (186,265)

Net income

Dividends paid to shareholders
   ($.60 per share)

Purchase of treasury stock                 (70,544)                                  (884,731)

Change in unrealized gain on
   securities, net of deferred tax
   liability of $146,798
                                           -------     -------     ----------     -----------   ----------      ----------
Balance, June 30, 2000                     780,087     $ 9,588     $9,204,136     $(1,793,951)  $ (403,871)     $ (386,949)
                                           =======     =======     ==========     ===========   ==========      ==========


                                                Unrealized                      Total
                                                 Gains on      Retained     Stockholders'
                                                Securities     Earnings        Equity
                                                ----------     --------     ------------

Balance, June 30, 1998                           $ 750,399    $ 5,187,579   $ 13,637,377

Treasury stock issued to
   Management Recognition Plan
   (MRP)                                                           (6,078)        82,059

Employee Stock Ownership Plan
   (ESOP)                                                                        253,267

Market value adjustment                                                           62,954

Net income                                                        300,944        300,944

Dividends paid to shareholders
   ($.60 per share)                                              (509,023)      (509,023)

Purchase of treasury stock                                                      (734,938)

Change in unrealized gain on
   securities, net of deferred tax
   liability of $91,749                            178,101                       178,101
                                                  --------     ----------    -----------
Balance, June 30, 1999                           $ 928,500    $ 4,973,422   $ 13,270,741

Treasury stock issued to
   Management Recognition Plan
   (MRP)                                                           (6,350)        82,102

Employee Stock Ownership Plan
   (ESOP)                                                                        242,678

Market value adjustment                                                         (186,265)

Net income                                                        482,272        482,272

Dividends paid to shareholders
   ($.60 per share)                                              (493,185)      (493,185)

Purchase of treasury stock                                                      (884,731)

Change in unrealized gain on
   securities, net of deferred tax
   liability of $146,798                          (284,962)                     (284,962)
                                                  --------     ----------    -----------
Balance, June 30, 2000                            $643,538     $4,956,159    $12,228,650
                                                  ========     ==========    ===========

     The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the years ended June 30, 2000 and 1999

                                                                                           2000               1999
                                                                                         ---------          ---------
Cash flows from operating activities:
   Net income                                                                            $ 482,272          $ 300,944
   Adjustments to reconcile net income to net cash provided by operating activities:
      Depreciation                                                                          40,371             32,915
      Loss on disposal of equipment                                                              -             10,336
      Provision for loan losses                                                             39,000            501,000
      ESOP benefit expense                                                                 132,749            140,847
      MRP benefit expense                                                                   95,191             89,008
      Stock dividend, FHLB stock                                                           (55,900)           (51,300)
      Deferred income taxes                                                                 73,879           (129,491)
      Net loan origination fees                                                              5,531             24,354
      Gain on sale of real estate acquired by foreclosure                                        -            (12,952)
   Change in assets and liabilities:
        Accrued interest receivable                                                         24,244             99,830
        Other assets                                                                         6,849            (75,986)
        Accrued interest on savings accounts and certificates                               29,996            (28,967)
        Accounts payable and other liabilities                                              33,850             10,174
        Income tax receivable/payable                                                      (11,906)           (34,724)
                                                                                       -----------        -----------
         Net cash provided by operating activities                                         896,126            875,988
                                                                                       -----------        -----------
Cash flows from investing activities:
   Proceeds from sale of real estate acquired by foreclosure                                     -            396,000
   Mortgage-backed securities principal repayments                                          62,672            116,475
   Real estate acquired by foreclosure and improvements                                    (72,333)          (456,000)
   Net (increase) decrease in loans receivable                                          (3,650,083)           763,338
   Purchase of office property and equipment                                               (50,569)           (47,101)
                                                                                       -----------        -----------
      Net cash (used in) provided by investing activities                               (3,710,313)           772,712
                                                                                       -----------        -----------
Cash flows from financing activities:
   Net (decrease) increase in savings accounts and certificates                           (574,695)         4,236,535
   Net increase (decrease) in advance payments by borrowers for
     taxes and insurance                                                                     6,539             (5,365)
   Federal Home Loan Bank advances                                                       5,583,000          1,100,000
   Federal Home Loan Bank advances principal repayments                                 (1,578,676)        (5,730,130)
   Purchase of treasury stock                                                             (884,731)          (734,938)
   Dividends paid                                                                         (498,239)          (512,300)
                                                                                       -----------        -----------
      Net cash provided by (used in) financing activities                                2,053,198         (1,646,198)
                                                                                       -----------        -----------
      Net (decrease) increase in cash and cash equivalents                                (760,989)             2,502
Cash and cash equivalents at beginning of year                                           2,705,622          2,703,120
                                                                                       -----------        -----------
Cash and cash equivalents at end of year                                               $ 1,944,633        $ 2,705,622
                                                                                       ===========        ===========
Supplemental disclosure of cash flow information:
   Interest paid                                                                         2,157,657          2,245,210
   Income taxes paid                                                                       193,182            319,464
Supplemental disclosure of non-cash investing and financing activities:
   Unrealized gain on securities available-for-sale, net of deferred tax
     liability of $146,798 and $91,749                                                     284,961            178,101
   Real estate acquired by foreclosure                                                     424,000            112,848
   Renewed Federal Home Loan Bank advances                                              11,350,000          6,500,000


     The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

       The following is a description of the more significant accounting policies which First Lancaster Bancshares, Inc. (the Corporation) and its wholly-owned subsidiary, First Lancaster Federal Savings Bank (the Bank), follow in preparing and presenting the consolidated financial statements.

       BASIS OF PRESENTATION

       The consolidated financial statements include the accounts of the Corporation, the Bank and the Bank's wholly-owned subsidiary, First Lancaster Corporation. All significant intercompany accounts and transactions have been eliminated.

       In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the statements of financial condition and income and expenses for the period. Actual results could differ significantly from those estimates. Estimates used in the preparation of the consolidated financial statements are based on various factors including the current interest rate environment and the general strength of the local economy. Changes in the overall interest rate environment can significantly affect the Bank's net interest income and the value of its recorded assets and liabilities. Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses. In connection with this determination, management obtains independent appraisals for significant properties and prepares fair value analyses as appropriate.

       Management believes that the allowance for loan losses is adequate. While management uses available information to recognize such losses, future additions to the allowance may be necessary based on changes in economic conditions, particularly in Lancaster and the State of Kentucky. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination.

       ORGANIZATION

       The Bank is a federally chartered savings bank and a member of the Federal Home Loan Bank System. As a member of this system, the Bank is required to maintain an investment in capital stock of the Federal Home Loan Bank of Cincinnati.

       The Corporation's purpose is to act as a holding company with the Bank as its sole subsidiary. The Corporation's principal business is the business of the Bank, and the Bank is predominately engaged in the business of receiving deposits from and making first mortgage loans to borrowers on one to four family residential properties domiciled in Central Kentucky. Lending activities are carried out from the main office in Lancaster, Kentucky and the loan production office in Nicholasville, Kentucky.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, (CONTINUED):

       ORGANIZATION, (CONTINUED)

       Savings deposits of the Bank are insured by the Federal Deposit Insurance Corporation (FDIC) up to certain limitations. The Bank pays a premium to the FDIC for the insurance of such savings deposits.

       CASH AND CASH EQUIVALENTS

       For purposes of reporting consolidated cash flows, the Corporation considers cash, balances with banks and interest-bearing cash deposits in other depository institutions with maturities of three months or less to be cash equivalents.

       INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

       All investments in debt securities and all investments in equity securities that have readily determinable fair values are classified into three categories. Debt securities that management has the positive intent and ability to hold until maturity are classified as held to maturity. Securities that are bought and held specifically for the purpose of selling in the near future are classified as trading securities. All other securities are classified as available-for-sale. Securities classified as trading and available-for-sale are carried at market value. Unrealized holding gains and losses for trading securities are included in current income. Unrealized holding gains and losses for available-for-sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Investments classified as held to maturity are carried at amortized cost.

       The Bank has analyzed its debt securities portfolio, and based on this analysis, the Bank has determined to classify all debt securities as held to maturity due to management's intent and ability to hold all debt securities so classified until maturity. Equity securities are classified as available-for-sale. Premiums and discounts on investment and mortgage-backed securities are amortized over the term of the security using the interest method. Gain or loss on sale of investments available-for-sale is reflected in income at the time of sale using the specific identification method.

       No active market exists for Federal Home Loan Bank (FHLB) capital stock. The carrying value is estimated to be fair value since, if the Bank withdraws membership in the Federal Home Loan Bank, the stock must be redeemed for face value. As a member of the Federal Home Loan Bank System, the Bank is required to maintain an investment in FHLB capital stock in an amount equal to at least 1% of outstanding residential mortgages, or 5% of outstanding FHLB advances, whichever is greater. The Bank met this requirement at June 30, 2000 and 1999.

       Regulations require the Bank to maintain in each calendar quarter an average daily balance of cash and U.S. government and other approved securities equal to a prescribed percentage (4% at June 30, 1999 and 1998) of its liquidity base at the end of the preceding quarter. The Bank's liquidity base is comprised of its deposits accounts (net of loans on deposits) plus short-term borrowings. At June 30, 2000 and 1999, the Bank met these requirements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       DEPRECIATION

       Depreciation of office property and equipment is calculated using the straight-line and accelerated methods over the estimated useful lives of such property. Estimated useful lives of office buildings and improvements range from 32 to 39 years and useful lives of furniture and equipment range from 5 to 7 years. The gain or loss on the sale of office property and equipment is recorded in the year of disposition.

       LOANS

       Loans are stated at the principal amount outstanding. Interest income on loans is recognized based on loan principal amounts outstanding during the period. Interest earned on loans receivable is recorded in the period earned.

       LOAN FEES

       Loan fees are accounted for in accordance with Statement of Financial Accounting Standard (SFAS) No. 91. SFAS No. 91 requires that loan origination fees and certain related direct loan origination costs be offset and the resulting net amount be deferred and amortized over the contractual life of the related loans as an adjustment to the yield of such loans.

       PROVISION FOR LOAN LOSSES

       The Bank has established an allowance for loan losses for the purpose of absorbing losses associated with the Bank's loan portfolio. All actual loan losses are charged to the related allowance and all recoveries are credited to it. Additions to the allowance for loan losses are provided by charges to operations based on various factors, including the market value of the underlying collateral, growth and composition of the loan portfolios, the relationship of the allowance for loan losses to outstanding loans, historical loss experience, delinquency trends and prevailing and projected economic conditions. Management evaluates the carrying value of loans periodically in order to evaluate the adequacy of the allowance. While management uses the best information available to make these evaluations, future adjustments to the allowance may be necessary if the assumptions used in making the evaluations require material revision.

       When a loan or portion of a loan is determined to be uncollectible, the portion deemed uncollectible is charged against the allowance and subsequent recoveries, if any, are credited to the allowance.

       REAL ESTATE ACQUIRED BY FORECLOSURE

       Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of cost or fair value minus estimated cost to sell. Any reduction to fair value from the new cost basis recorded at the time of acquisition is accounted for as a valuation reserve. Revenue and expenses from operations and additions to the valuation allowance are included in noninterest expense.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

     INCOME RECOGNITION ON IMPAIRED AND NONACCRUAL LOANS

     Loans, including impaired loans, are generally classified as non-accrual if they are past due as to maturity or payment of principal or interest for a period of more than 90 days, unless such loans are well-secured and in the process of collection. Loans that are on a current payment status or past due less than 90 days may also be classified as non-accrual if repayment in full of principal and/or interest is in doubt.

     Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance by the borrower, in accordance with the contractual terms of interest and principal.

     Payments received on a non-accrual loan are either applied to the outstanding principal balance or recorded as interest income, depending on management's assessment of the collectibility of the loan.

     INCOME TAXES

     Deferred income taxes are recognized for certain income and expenses that are recognized in different periods for tax and financial statement purposes.

     EFFECT OF IMPLEMENTING NEW ACCOUNTING STANDARDS

     In  October  1998,  the  FASB  issued  SFAS  No.  134,   "Accounting  for
     Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise." SFAS No. 134 amends accounting and reporting standards for certain activities of mortgage banking enterprises that were established by SFAS No. 65. This statement is effective for the first fiscal quarter beginning after December 15, 1998. The Corporation adopted SFAS No. 134 on January 1, 1999 with no material affect on the Corporation's financial position or operating results.

     On June 15, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities". SFAS No. 133 (as amended by SFAS No.
     137) established a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000, but earlier application is permitted as of the beginning of any fiscal quarter subsequent to June 15, 1998. Upon the statement's initial application, all derivatives are required to be recognized in the statement of financial condition as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed, and documented pursuant to the provisions of SFAS No. 133. Adoption of SFAF No. 133 is not expected to have a material financial statement impact on the Corporation's financial condition or operating results as the Corporation did not hold derivative securities at June 30, 2000.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

       RECLASSIFICATIONS

       Certain presentations of accounts previously reported have been reclassified in these consolidated financial statements. Such reclassification had no material effect on net income or stockholders' equity as previously reported.

2.       INVESTMENT SECURITIES:

       Investment securities are summarized as follows:

                                                                GROSS             GROSS          ESTIMATED
                                               AMORTIZED      UNREALIZED        UNREALIZED         MARKET
       JUNE 30, 2000                             COST           GAINS             LOSSES           VALUE
                                               ---------      ----------        ----------       ---------
Available for Sale Equity Securities:
   Federal Home Loan
     Mortgage Corporation
     Common Stock - 24,672 shares               $ 24,158      $ 1,582,606        $ 607,548        $ 999,216
                                                ========      ===========        =========        =========
       JUNE 30, 1999

Available for Sale Equity Securities:
   Federal Home Loan
     Mortgage Corporation
     Common Stock - 24,672 shares               $ 24,158      $ 1,582,606        $ 175,788       $1,430,976
                                                ========      ===========        =========        =========

3.     MORTGAGED-BACKED SECURITIES:

       Mortgage-backed securities are summarized as follows:

                                                                GROSS             GROSS          ESTIMATED
                                               AMORTIZED      UNREALIZED        UNREALIZED         MARKET
       JUNE 30, 2000                             COST           GAINS             LOSSES           VALUE
                                               ---------      ----------        ----------       ---------
FHLMC certificates                            $ 255,386                           $ 4,086        $ 251,300
GNMA certificates                                   102                                 2              100
                                              ---------        ----------         -------        ---------
                                              $ 255,488                           $ 4,088        $ 251,400
                                              =========        ==========         =======        =========

       JUNE 30, 1999
FHLMC certificates                            $ 317,545                           $ 1,195        $ 316,350
GNMA certificate                                    615                                 2              613
                                              ---------        ----------         -------        ---------
                                              $ 318,160                           $ 1,197        $ 316,963
                                              =========        ==========         =======        =========

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


3.   MORTGAGED-BACKED SECURITIES, CONTINUED:

     There were no purchases or sales of mortgage-backed securities during 2000 or 1999.

     Accrued interest receivable on held to maturity mortgage-backed securities totaled $1,917 and $2,399 at June 30, 2000 and 1999, respectively.

     Expected maturities will differ from contractual maturities because borrowers may prepay obligations without prepayment penalties.


4.   INVESTMENTS IN NON-MARKETABLE EQUITY SECURITIES:

                                                                        JUNE 30,
                                                             ---------------------------
                                                               2000               1999
                                                             --------           --------

     Federal Home Loan Bank of Cincinnati capital
       stock, 8,175 and 7,616 shares in 2000 and
       1999, respectively                                    $817,500           $761,600
     Intrieve, Inc. capital stock, 10 shares                   15,000             15,000
                                                             --------           --------
                                                             $832,500           $776,000
                                                             ========           ========


5.   LOANS RECEIVABLE, NET:

     The Bank's loan portfolio consists principally of long-term conventional loans collateralized by first mortgages on single-family residences. Loans receivable, net at June 30, 2000 and 1999 consist of the following:

                                                                           2000                   1999
                                                                        -----------            -----------
Single-family residential                                               $37,023,083            $34,707,075
Multi-family residential and commercial                                   4,446,741              1,771,968
Construction                                                              5,774,985              8,999,631
Nonresidential                                                            4,300,053              3,035,500
Consumer loans                                                              631,217                528,104
                                                                        -----------            -----------
                                                                         52,176,079             49,042,278

Less:       Unearned loan origination fees                                   76,562                 71,031
            Undisbursed portion of construction loans                     2,394,207              2,227,932
            Allowance for loan losses                                       331,445                551,000
                                                                        -----------            -----------
                                                                        $49,373,865            $46,192,315
                                                                        ===========            ===========

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.   LOANS RECEIVABLE, NET, CONTINUED:

     Accrued interest receivable on loans totaled $339,536 and $363,234 at June 30, 2000 and 1999, respectively.

     The following is a reconciliation of the allowance for loan losses:

                                                        2000             1999
                                                     ---------        ---------
Balance at beginning of year                         $ 551,000        $ 200,000
Provision charged to operations                         39,000          501,000
Loans charged off                                     (258,555)        (150,000)
                                                     ---------        ---------
Balance at end of year                               $ 331,445        $ 551,000
                                                     =========        =========

     The following is a summary of non-performing loans:

                                                             2000           1999
                                                           ---------      ---------
Accruing loan 90 days past due                             $       --    $       --
Nonaccrual loans                                              314,167     1,359,133
                                                           ----------    ----------

Total non-performing loans at year end                        314,167     1,359,133
                                                           ==========    ==========

Non-performing loans as a percentage of total loans, net         0.64%         2.94%



     At June 30, 2000 and 1999, the amount of interest income that would have been recorded on loans in non-accrual status, had such loans performed in accordance with their terms, would have been approximately $14,662 and $74,000, respectively.

     At June 30, 2000 and 1999, the Bank had loans outstanding to directors or executive officers of $69,116 and $0, respectively.

     At June 30, 2000 the Bank had $128,666 in impaired loans with related allowances for loan losses of $22,700. At June 30, 1999 the Bank had $665,295 in impaired loans with related allowances for loan losses of $235,000. There are no impaired loans for which there is no related allowance for loan losses.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


6. FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK AND CONCENTRATIONS OF CREDIT RISK:

     The Bank is party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include mortgage commitments which amounted to $878,200 and $1,253,500 at June 30, 2000 and 1999, respectively. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition.

     The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of those commitments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit is based on management's credit evaluation of the counterparty. Collateral held varies but primarily includes residential real estate.

     The Bank has no significant concentrations of credit risk with any individual counterparty to originate loans. The Bank's lending is concentrated in residential real estate mortgages in the local Garrard, Jessamine and Fayette County, Kentucky market.

     The Bank has $1,450,316 and $2,231,109 of cash on deposit with one financial institution at June 30, 2000 and 1999, respectively.


7.   OFFICE PROPERTY AND EQUIPMENT, AT COST:

                                                          2000             1999
                                                        --------        --------
Land                                                    $ 30,000        $ 30,000
Office building and improvements                         393,002         388,067
Furniture and equipment                                  211,123         165,489
                                                        --------        --------
                                                         634,125         583,556
Less accumulated depreciation                            240,587         200,216
                                                        --------        --------
                                                        $393,538        $383,340
                                                        ========        ========

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.   DEPOSITS:

     Deposit accounts are summarized as follows:

                                                         2000          1999
                                                     -----------   -----------

Demand deposit accounts                              $ 1,482,700   $ 1,553,723
NOW and MMDA deposits with a weighted average
      rate of 2.70% and 2.86% at June 30, 2000 and
      1999, respectively                               1,896,616     2,140,479
                                                     -----------   -----------

                 Savings deposits                      3,379,316     3,694,202

Certificates of deposits with a weighted average
      rate of 5.91% and 5.55% at June 30, 2000
      and 1999, respectively                          25,699,235    25,959,044
                                                     -----------   -----------
                 Total deposits                      $29,078,551   $29,653,246
                                                     ===========   ===========



     Certificates of deposit by maturity at June 30, 2000 and 1999 are as follows:

                                                         2000          1999
                                                     -----------   -----------

1 year or less                                       $17,476,213   $19,130,650
1 year - 3 years                                       6,434,315     5,920,123
Maturing in years thereafter                           1,788,707       908,271
                                                     -----------   -----------
                                                     $25,699,235   $25,959,044
                                                     ===========   ===========

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


8.   DEPOSITS (CONTINUED):

     Certificates of deposit by maturity and interest rate category at June 30, 2000 and 1999 are as follows:

                                        AMOUNT DUE JUNE 30, 2000
                                            (In Thousands)
                     LESS THAN                                          AFTER
                     ONE YEAR    1-2 YEARS   2-3 YEARS     3 YEARS      TOTAL
                     ---------   ---------   ---------     -------      -----

2.00-3.99%          $    --      $    --     $    --      $    14     $    14
4.00-5.99%           11,308        1,307          --          178      12,793
6.00-7.99%            6,168        3,266       1,330        2,128      12,892
                    -------      -------     -------      -------     -------
                    $17,476      $ 4,573     $ 1,330      $ 2,320     $25,699
                    =======      =======     =======      =======     =======


                                        AMOUNT DUE JUNE 30, 1999
                                            (In Thousands)
                     LESS THAN                                          AFTER
                     ONE YEAR    1-2 YEARS   2-3 YEARS     3 YEARS      TOTAL
                     ---------   ---------   ---------     -------      -----

2.00-3.99%          $   405      $    --     $   16        $  --       $   421
4.00-5.99%           13,693        2,063        324          195        16,275
6.00-7.99%            5,033        3,410        107          713         9,263
                    -------      -------     ------        -----       -------
                    $19,131      $ 5,473     $  447        $ 908       $25,959
                    =======      =======     ======        =====       =======


FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   FEDERAL HOME LOAN BANK ADVANCES:

     Federal Home Loan Bank advances at June 30, 2000 and 1999 are as follows:

                                                        JUNE 30,            JUNE 30,
                              DATE OF                     2000                1999          INTEREST
     DATE OF ISSUE            MATURITY                   AMOUNT              AMOUNT           RATE
     -------------            --------                  --------            ---------       --------
       1/31/95                1/30/15                   650,000              650,000          5.75
       3/25/97                3/24/00                        --              500,000          6.75
       1/28/98                 2/1/08                    73,798               81,037          6.37
       7/31/98                7/30/99                        --            1,000,000          5.80
       8/14/98                8/13/99                        --              500,000          5.73
       8/24/98                8/24/99                        --              250,000          5.69
       8/25/98                8/24/99                        --              250,000          5.69
       3/12/99                3/10/00                        --              750,000          5.32
       3/19/99                3/17/00                        --              750,000          5.23
       3/24/99                9/20/99                        --              500,000          5.07
       3/25/99                3/24/00                        --            2,000,000          5.33
       4/23/99                4/21/00                        --            1,000,000          5.29
       6/24/99               10/22/99                        --              600,000          5.37
       7/2/99                  8/1/19                   159,124                               6.55
       7/30/99                7/28/00                   500,000                               5.96
       8/13/99                8/11/00                   500,000                               6.18
       8/24/99                8/24/00                   500,000                               6.06
       9/20/99                9/20/00                   750,000                               6.12
       11/8/99                12/1/04                   963,885                               6.50
      12/20/99                 1/1/03                   787,209                               6.93
      12/20/99                 1/1/05                   506,345                               7.08
      12/20/99               12/20/00                 1,175,000                               6.59
       3/17/00                9/13/00                   750,000                               6.43
       3/24/00                9/20/00                 2,500,000                               6.48
       4/21/00               10/18/00                 1,000,000                               6.57
       5/17/00               11/13/00                   350,000                               7.06
       6/15/00                 7/5/00                   250,000                               6.73
       6/16/00                9/14/00                   270,000                               7.35
       6/16/00                9/14/00                 1,150,000                               6.78
                                                    -----------          -----------
                                                    $12,835,361          $ 8,831,037
                                                    ===========          ===========

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.   FEDERAL HOME LOAN BANK ADVANCES (CONTINUED):

     The scheduled maturities of Federal Home Loan Bank advances for the five fiscal years subsequent to June 30, 2000 are as follows:

         2001                                $ 9,695,000
         2003                                    787,209
         2005                                  1,470,230
      After 2005                                 882,922
                                             -----------
                                             $12,835,361
                                             ===========

     As collateral for the advances, the Bank has pledged $19,253,041 of one to four family residential mortgages, which represents 150% of the amount of the advances.

     As of June 30, 2000 the Corporation had a borrowing capacity with the FHLB of $16,350,000.

10.  LINE OF CREDIT:

     On March 5, 1999, the Corporation entered into a line of credit with Community Trust Bank N.A. for $2.5 million with an interest rate of prime less .5%. Any outstanding balance on this line of credit is collateralized by 100% of the Bank's stock. As of June 30, 2000 and 1999, there was no outstanding balance.

11.  REGULATORY MATTERS:

     The Bank is subject to various regulatory capital requirements administered by the OTS. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by the OTS that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgements by the OTS about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table on the following page) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), core/leverage capital (as defined) to adjusted total assets, and tangible capital to adjusted total assets. Management believes, as of June 30, 2000 that the Bank meets all capital adequacy requirements to which it is subject.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.  REGULATORY MATTERS (CONTINUED):

     As of April 2000, the most recent notification from the OTS categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized the Bank must maintain minimum total risk-based, Tier I risk-based, and core/leverage ratios as set forth in the table below. There have been no conditions or events since that notification that management believes have changed the institution's category.

     Amounts are in the thousands.

                                                                                            TO BE WELL
                                                                    FOR CAPITAL          CAPITALIZED UNDER
                                                                     ADEQUACY            PROMPT CORRECTIVE
                                              ACTUAL                 PURPOSES            ACTION PROVISIONS
                                        -----------------       -----------------        -----------------
                                        AMOUNT      RATIO       AMOUNT      RATIO        AMOUNT     RATIO
                                        ------      -----       ------      -----        ------     -----
As of June 30, 2000:
    Total Capital (to Risk
       Weighted Assets)                 $ 11,941      32%        $ 2,986       8%        $3,732       10%
    Tier I Capital (to Risk
       Weighted Assets)                 $ 11,624      31%            N/A                 $2,239        6%
    Core/Leverage Capital (to
        Adjusted Total Assets)          $ 11,624      21%        $ 2,192       4%        $2,740        5%
    Tangible Capital Equity (to
       Tangible Assets)                 $ 11,624      21%          $ 822     1.5%        $1,096        2% (A)
As of June 30, 1999:
    Total Capital (to Risk
       Weighted Assets)                 $ 12,579      38%        $ 2,669       8%        $3,337       10%
    Tier I Capital (to Risk
       Weighted Assets)                 $ 12,263      37%            N/A                 $2,002        6%
    Core/Leverage Capital
        (to Adjusted Total Assets)      $ 12,263      24%        $ 2,086       4%        $2,607        5%
    Tangible Capital Equity (to
       Tangible Assets)                 $ 12,263      24%          $ 782     1.5%        $1,043        2% (A)

(A) To be "other than critically undercapitalized" under prompt corrective action provisions

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.    INCOME TAXES:

       Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying future statutory tax rates to differences between the financial statements carrying amounts and the tax basis of existing assets and liabilities.

       The provision for income taxes consists of:

                                         JUNE 30,
                                     2000        1999
                                  ---------   ---------
              Current             $ 181,278   $ 290,789
              Deferred               73,879    (129,491)
                                  ---------   ---------

                                  $ 255,157   $ 161,298
                                  =========   =========

       Deferred income taxes result from temporary differences in the recognition of income and expenses for tax and financial statement purposes. The source of these temporary differences and the tax effect of each are as follows:

                                                               JUNE 30,
                                                          2000           1999
                                                       ---------      ---------
Stock dividends on FHLB stock                          $  19,006      $  17,442
Provision for loan losses                                 74,649       (119,340)
Provision for uncollected interest                         1,689           (674)
Depreciation                                               2,822           (316)
Deferred fees                                             (1,881)        (8,280)
Directors retirement expense                              (1,700)         2,890
Supplemental executive retirement expense                (11,424)       (11,359)
Management recognition plan expense                       (2,732)        (1,248)
ESOP expense                                              (5,870)        (7,756)
Bonus expense                                               (680)          (850)
                                                       ---------      ---------
                                                       $  73,879      $(129,491)
                                                       =========      =========

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


12.  INCOME TAXES (CONTINUED):

The following tabulation reconciles the federal statutory tax rate to the effective rate of taxes provided for income before taxes:

                                                                        JUNE 30,
                                                                      --------
                                                     2000                                     1999
                                           ---------------------                   -----------------------
Tax at statutory rate                      $250,726         34.0%                  $157,162          34.0%
Increases (decreases) in taxes
  resulting from:
ESOP adjustments                              7,758          1.0%                     9,665           2.1%
Other, net                                   (3,327)        (0.4%)                   (5,529)         (1.2%)
                                           --------        -----                   --------         -----
Effective rate                             $255,157         34.6%                  $161,298          34.9%
                                           ========        =====                   ========         =====

     The tax effect of temporary differences giving rise to the Corporation's consolidated deferred income tax asset (liability) at June 30, 2000 and 1999 are as follows:

                                                                               2000                1999
Deferred tax assets
     Allowance for loan losses                                              $ 112,691           $ 187,340
     Uncollected interest                                                       4,985               6,674
     Deferred loan fees                                                        26,031              24,150
     Directors retirement expense                                              45,317              43,617
     Supplemental executive retirement expense                                 45,298              33,874
     Management recognition plan expense                                       21,724              18,992
     ESOP expense                                                              15,693               9,823
     Bonus expense                                                             15,130              14,450
                                                                            ---------           ---------
                                                                              286,869             338,920

Deferred tax liabilities:
     FHLB stock dividends                                                    (109,853)            (90,847)
     Depreciation on office property and
        equipment                                                             (13,656)            (10,834)
     Unrealized gain on available-for-sale
        securities                                                           (331,520)           (478,318)
                                                                            ---------           ---------
Deferred income tax liability                                               $(168,160)          $(241,079)
                                                                            =========           =========

       As of June 30, 2000, the Bank's bad debt reserve for federal tax purposes was approximately $816,000 which represents the base year amount. A deferred tax liability has not been recognized for the base year amount. If the Bank uses the base year reserve for any reason other than to absorb loan losses, a tax liability could be incurred. It is not anticipated that the reserve will be used for any other purpose.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.    TREASURY STOCK:

       During the year ended June 30, 1999 the Corporation repurchased 7,800 shares in conjunction with the Management Recognition Plan at $14.48 per share for an aggregate cost of approximately $113,000. No additional shares were purchased during the year ended June 30, 2000. After distributions, treasury stock owned in conjunction with the MRP plan was 19,854 and 25,470 shares at June 30, 2000 and 1999, respectively.

       In November 1998, the Corporation began a series of 5% stock repurchases of its Common Stock. The Corporation's Board of Directors authorized a 5% repurchase in November 1998 which was completed March 1999, authorized a 5% repurchase in July 1999 which was completed in March 2000 and authorized a 5% repurchase in March 2000 which is approximately 50% complete at June 30, 2000. The repurchase authority allows the Corporation at management's discretion to selectively repurchase its stock from time to time in the open market or in privately negotiated transactions depending upon market price and other factors. During the year ended June 30, 1999, the Corporation repurchased 47,940 shares at prices ranging from $12.56 to $13.13 per share for an aggregate cost of approximately $622,000. During the year ended June 30, 2000, the Corporation repurchased 70,544 shares at prices ranging from $11.50 to $13.38 for an aggregate cost of approximately $885,000.

14.    EMPLOYEE BENEFIT PLANS:

       RETIREMENT PLAN

       The Bank is a participant in the Financial Institution's Retirement Fund, a multi-employer defined benefit retirement plan. The plan is noncontributory and covers all employees who meet certain requirements as to age and length of service. The Bank's policy is to fund retirement costs accrued. No contributions were made to the plan for the years ended June 30, 2000 and 1999; however, administrative expenses were paid to the plan in the amounts of $1,176 and $992 for the years ended June 30, 2000 and 1999, respectively.

       Because the Bank participates in a multi-employer plan, the actuarial present value of accumulated plan benefits and plan net assets available for benefits are not determinable and therefore not disclosed.

       PROFIT-SHARING PLAN

       The Bank is a participant in the profit-sharing feature of the Financial Institutions Thrift Plan. The plan is contributory and covers all salaried employees who meet certain requirements as to age and length of service. Employees become vested upon completion of five years of service. Contributions are at the discretion of the Board of Directors and are computed as a percentage of eligible employees' compensation. The Board of Directors authorized contributions equal to 4% of eligible employees' compensation for 2000 and 1999, which amounted to $14,024 and $12,937 for 2000 and 1999, respectively.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.    EMPLOYEE BENEFIT PLANS (CONTINUED):

       EMPLOYEE STOCK OWNERSHIP PLAN

       The Corporation sponsors an employee stock ownership plan (ESOP) that covers all employees. During 1996 the Corporation loaned $767,040 to the ESOP for the purchase of 76,704 shares of the Corporation's stock. The Corporation makes annual contributions to the ESOP equal to total debt service less dividends received by the ESOP. All dividends on unallocated shares are used to pay debt service. As the debt is repaid, First Lancaster Bancshares, Inc. common shares are allocated to employees. The Corporation accounts for its ESOP in accordance with Statement of Position 93-6. Accordingly, the shares represented by outstanding debt are reported as unearned ESOP shares in the statement of financial condition. As shares are earned, the Corporation reports compensation expense equal to the current market price of the shares, and the shares become outstanding for earnings per share computations. Dividends on allocated ESOP shares are recorded as a reduction of retained earnings; dividends on unallocated ESOP shares are recorded as a reduction of debt and accrued interest.

       Compensation expense for the ESOP was $110,240 and $140,847 for the years ended June 30, 2000 and 1999, respectively. Interest on the debt is not considered compensation expense by the Corporation. The ESOP shares were as follows as of June 30:

                                                            2000          1999
                                                         --------       --------
Allocated Shares                                           35,700         25,320
Unearned Shares                                            40,391         51,384
                                                         --------       --------
Total ESOP Shares                                          76,091         76,704
                                                         ========       ========
Fair Value of Unearned Shares at June 30                 $444,301       $571,647

Market Price per share                                   $ 11.000       $ 11.125


       In the case of a distribution of ESOP shares which are not readily tradable on an established securities market, the plan provides the participant with a put option that complies with the requirements of
       Section 490(h) of the Internal Revenue Code. The Corporation has classified outside of permanent equity the fair value of earned and unearned ESOP shares (net of the debit balance representing unearned ESOP shares) subject to the put option in accordance with the Securities and Exchange Commission Accounting Series Release #268.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.    EMPLOYEE BENEFIT PLANS (CONTINUED):

       STOCK AWARD PLANS

           MANAGEMENT RECOGNITION PLAN (MRP)

           In connection with the conversion, the Corporation adopted the First Lancaster Bancshares, Inc. Management Recognition Plan, the objective of which is to enable the Corporation to retain personnel of experience and ability in key positions of responsibility. Those eligible to receive benefits under the MRP include certain directors and executive officers of the Corporation and First Lancaster Federal Savings Bank as determined by members of a committee appointed by the Board of Directors. On January 9, 1997, 28,761 shares were awarded. The fair market value of the common stock at that date was $14.625 and there is no exercise price for the stock. Awards to directors and eligible employees will vest 20% on each anniversary date of the award. On July 3, 1997, July 6, 1998 and July 8, 1999 additional shares of 231, 1,251 and 1,534 were granted, respectively. Shares are held by the trustee and are voted by the MRP trustee in the same proportion as the trustee of the Corporation's ESOP plan vote shares held therein. Assets of the trust are subject to the general creditors of the Corporation. All shares vest immediately in the case of a participant's death or disability. The Corporation applied APB Opinion 25 and related Interpretations in accounting for the MRP. Compensation cost charged to operations for the MRP totaled $95,191 and $89,008 for the years ended June 30, 2000 and 1999, respectively.

           STOCK OPTION PLAN

           The Corporation granted stock options under the 1996 Stock Option and Incentive Plan. Under the plan the Corporation is authorized to issue shares of common stock pursuant to "Awards" granted in various forms, including incentive stock options (intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended), non-qualified stock options, and other similar stock-based awards. The Corporation granted stock options to employees and directors in 1997 under the plan in the form of incentive and non-qualified stock options. The stock options granted in 1997 have contractual terms of 10 years. All options granted to the employees and directors have an exercise price no less than the fair market value of the stock at grant date. The option price is equal to 110% of the fair market value on the grant date in the case of Incentive Stock Options (ISO) granted to persons owning more than 10% of the outstanding common shares. Each option will become exercisable with respect to 20% of the optioned shares upon an optionee's completion of each of five years of future service as an employee, director or advisory or emeritus director, provided that an option shall become 100% exercisable immediately if an optionee's continuous service terminates due to death or disability. The options expire ten years after the date of grant. The Corporation granted 71,910 options in 1997 and 3,834 options in 2000.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



14.    EMPLOYEE BENEFIT PLANS (CONTINUED):

       STOCK AWARD PLANS, (CONTINUED)

           STOCK OPTION PLAN (CONTINUED)

           A summary of the status of the Corporation's stock options as of June 30, 2000 and the changes during the year ended on that date is presented below.

                                                                                WEIGHTED
                                                               # SHARES OF      AVERAGE
                                                               UNDERLYING       EXERCISE
                                                                 OPTIONS         PRICE
                                                               -----------      --------
Outstanding, July 1, 1999                                         67,116        $ 14.625
Granted during the year                                            3,834          11.063
Expired during the year                                                0
Exercised during the year                                              0
                                                                 -------
Outstanding, June 30, 2000                                        70,950        $ 14.433
                                                                 =======
Eligible for exercise at year-end                                 40,260
                                                                 =======
Weighted average fair value of options
 granted at a discount                                             $3.10



           The Corporation applies APB Opinion 25 and related Interpretations in accounting for the Plan. In 1995, the FASB issued FASB Statement No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) which, if fully adopted by the Corporation, would change the methods the Corporation applies in recognizing the cost of the plan. Adoption of the cost recognition provisions of SFAS 123 is optional and the Corporation has decided not to elect these provisions of SFAS 123. However, pro forma disclosures as if the Corporation adopted the cost recognition provisions of SFAS 123 in 1996 are required by SFAS 123 and are presented below.

           The fair value of each stock option granted is estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

  GRANT                  DIVIDEND          RISK-FREE          EXPECTED LIFE
  DATE                    YIELD         INTEREST RATE          OF OPTIONS        VOLATILITY
---------                --------       -------------         -------------      ----------
January 1997              4.10%             6.25%               6 years            21.69%

July 1999                 5.42%             5.60%               6 years            15.20%

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.  EMPLOYEE BENEFIT PLANS (CONTINUED):

     STOCK AWARD PLANS, (CONTINUED)

     STOCK OPTION PLAN (CONTINUED)

     As of June 30, 2000, 70,950 options are outstanding with a weighted-average remaining contractual life of all stock options being 6.6 years.

     Had the compensation cost for the Corporation's stock-based compensation plan been determined consistent with SFAS 123, the Corporation's net income and net income per common share for 2000 and 1999 would approximate the pro forma amounts below:

                                                             AS REPORTED             PRO FORMA
                                                               6/30/00                6/30/00
                                                             -----------             ----------

Net Income                                                    $ 482,272              $ 435,407

Basic Earnings per Share                                         $ 0.60                 $ 0.54

Diluted Earnings per Share                                       $ 0.59                 $ 0.53


                                                             AS REPORTED             PRO FORMA
                                                               6/30/99                6/30/99
                                                             -----------             ----------

Net Income                                                    $ 300,944              $ 278,288

Basic and Diluted Earnings per Share                             $ 0.35                 $ 0.32



     The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts.

     RETIREMENT PLAN FOR NON-EMPLOYEE DIRECTORS

     Effective December 7, 1995, the Board of Directors of the Bank adopted the First Lancaster Federal Savings Bank Directors' Retirement Plan for Non-Employee Directors. A participant in the Plan will receive, on each of the ten annual anniversary dates of leaving the Board, an amount equal to the product of his "Benefit Percentage," "Vested Percentage," (as defined) and 75% of the total fee he received for service on the Board during the calendar year preceding his retirement. The amount charged to operations under the plan totaled $5,000 and $0 for the years ended June 30, 2000 and 1999, respectively.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


14.    EMPLOYEE BENEFIT PLANS (CONTINUED):

       SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN (SERP)

       Effective December 7, 1995 the Bank entered into supplemental retirement agreements with two key executives of the Bank. Upon the executive's termination of employment with the Bank, the executive will be entitled to receive annual payments equal to the product of the executive's "Vested Percentage" and "Average Annual Compensation," less the "Annual Offset Amount," as defined in the plan. Vesting occurs at 10% per full year of service with the Bank following December 31, 1995.

       The Bank has established an irrevocable grantor trust to hold assets in order to provide itself with a source of funds to assist the Bank in the meeting of the SERP liability. The amount charged to operations under the plan totaled $33,600 and $33,408 for the years ended June 30, 2000 and 1999, respectively.

15.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS:

       In December 1991, the FASB issued SFAS No. 107, "Disclosures About Fair Value of Financial Instruments." This statement extends the existing fair value disclosure practices for some instruments by requiring all entities to disclose the fair value of financial instruments (as defined), both assets and liabilities recognized and not recognized in the statements of financial condition, for which it is practicable to estimate fair value.

       There are inherent limitations in determining fair value estimates as they relate only to specific data based on relevant information at that time. As a significant percentage of the Bank's financial instruments do not have an active trading market, fair value estimates are necessarily based on future expected cash flows, credit losses and other related factors. Such estimates are, accordingly, subjective in nature, judgmental and involve imprecision. Future events will occur at levels different from that in the assumptions, and such differences may significantly affect the estimates.

       The statement excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Corporation.

       Additionally, the tax impact of the unrealized gains or losses has not been presented or included in the estimates of fair value.

       The following methods and assumptions were used by the Corporation in estimating its fair value disclosures for financial instruments:

       CASH AND CASH EQUIVALENTS

       The carrying amounts reported in the statements of financial condition for cash and short-term instruments approximate those assets' fair values.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.    DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED):

       INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

       Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments. No active market exists for the Federal Home Loan Bank capital stock. The carrying value is estimated to be fair value since, if the Bank withdraws membership in the Federal Home Loan Bank, the stock must be redeemed for face value.

       LOANS RECEIVABLE

       For certain homogeneous categories of loans, such as residential mortgages and other consumer loans, fair value is estimated using the quoted market prices for securities backed by similar loans, adjusted for differences in loan characteristics. The fair value of other types of loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

       REAL ESTATE ACQUIRED BY FORECLOSURE

       Fair values for real estate acquired by foreclosure are based on independent appraisals of fair market value, where available. If current independent appraisals are not available, fair values are based on market values for comparable properties.

       DEPOSITS

       The fair value of savings deposits and certain money market deposits is the amount payable on demand at the reporting date. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities.

       ADVANCES FROM THE FEDERAL HOME LOAN BANK

       Advances from the Federal Home Loan Bank bear interest at fixed rates. The carrying value of these borrowings is estimated using the current rates at which similar loans would be made to borrowers for the same maturities.

       LOAN COMMITMENTS

       The fair value of loan commitments is estimated to approximate the contract values. The contract for each loan commitment has a current market rate, the creditworthiness of the counterparties is presently considered in the commitments, and the original fees charged do not vary significantly from the fee structure at June 30, 2000.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.  DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED):

     The estimated fair values of the Corporation's financial instruments are as follows:

                                                               JUNE 30,                    JUNE 30,
                                                                 2000                        1999
                                                        --------------------         --------------------
                                                         CARRYING      FAIR          CARRYING        FAIR
                                                         AMOUNT        VALUE          AMOUNT         VALUE
                                                        ---------      ------        --------        -----
                                                                           (in thousands)
Financial Assets:
     Cash                                                $ 494         $ 494           $ 475         $ 475
     Interest-bearing deposits in other
        depository institutions                          1,450         1,450           2,231         2,231
     Investment securities                                 999           999           1,431         1,431
     Investment in nonmarketable
        equity securities                                  833           833             777           777
     Mortgage-backed securities                            255           251             318           317
     Loans receivable, net allowance for
        loan losses of $331 for 2000
         and $551 for 1999                              49,374        49,246          46,192        46,324
     Real estate acquired by foreclosure                   952           982             456           456

Financial Liabilities:
     Savings accounts and certificates                  29,079        29,118          29,653        29,826
     Federal Home Loan Bank advances                    12,835        12,618           8,831         8,743


16.    DIVIDEND RESTRICTIONS:

       On June 28, 1996, the Bank converted from a mutual savings bank to a capital stock savings bank. On that date, the Bank established a liquidation account in an amount of the Bank's net worth as of the latest practicable date prior to conversion. The liquidation account is maintained for the benefit of eligible deposit account holders who maintain their deposit accounts in the Bank after conversion.

       In the event of a complete liquidation (and only in such an event), each eligible deposit account holder will be entitled to receive a liquidation distribution from the liquidation account, in the proportionate amount of the then current adjusted balance for deposit accounts held, before any liquidation may be made with respect to capital stock. The Bank may not declare or pay a cash dividend on or repurchase any of its common stock if the effect thereof would cause its regulatory capital to be reduced below the amount required for the liquidation account.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.    DIVIDEND RESTRICTIONS (CONTINUED):

       The OTS regulates payment of dividends and other capital distributions by the Bank. The Bank may not make distributions to the Corporation for dividends on or repurchase of any of its stock if the effect would be to reduce retained earnings of the Bank below the capital requirements set forth by the OTS. OTS regulations utilize certain criteria that require notification of or application for distributions based primarily upon an institution's net income and retained capital. Based upon current OTS regulations, the bank must either (i) file notification with the OTS because it is a subsidiary of a savings and loan holding company or (ii) apply for distributions if the total amount of capital distributions for the applicable calendar year exceeds net income for that year to date plus retained net income for the preceding two years. The amount of distributions cannot reduce the Bank's capital below the liquidation account discussed above. As of June 30, 2000 the Bank is approved by the OTS to make capital distributions to the Corporation in the amount of $1.6 million through May 30, 2001.

17.    PREFERRED STOCK:

       The Corporation's Certificate of Incorporation authorizes 500,000 shares of preferred stock of the Corporation, of $.01 par value. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the Corporation. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the Corporation, or any combination of the foregoing. Upon issuance of preferred stock or any series of preferred stock, as established by the Board of Directors, the Corporation shall file articles of amendment to the Corporate Certificate of Incorporation with the Delaware Secretary of State establishing and designating the series and fixing and determining the relative rights and preferences thereof. The Corporation's Certificate of Incorporation expressly vests in the Board of Directors of the Corporation the authority to issue the preferred stock in one or more series and to determine, to the extent permitted by law prior to the issuance of the preferred stock (or any series of the preferred stock), the relative rights, limitations and preferences of the preferred stock or any such series.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

18.    EARNINGS PER SHARE:

                                       FOR THE YEAR ENDED JUNE 30, 2000     FOR THE YEAR ENDED JUNE 30, 1999
                                    ------------------------------------  ------------------------------------
                                     INCOME        SHARES      PER SHARE   INCOME          SHARES    PER SHARE
                                    (NUMERATOR) (DENOMINATOR)   AMOUNT    (NUMERATOR)   (DENOMINATOR)  AMOUNT
                                    ----------- -------------  ---------  -----------   ------------- --------
Basic earnings per share
Income available to
  common shareholders                $482,272        810,251     $0.60      $300,944       849,364      $0.35

Effect of dilutive securities
Management recognition
   plan                                               10,606                                13,349

Diluted earnings per share
Income available to common
  shareholders plus
  assumed conversions                $482,272        820,857     $0.59      $300,944       862,713      $0.35

There were no preferred dividends or antidilutive securities that would affect the computation of earnings per share.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


19.    CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY):

       The following condensed statements summarize the financial position, operating results and cash flows of First Lancaster Bancshares, Inc. (Parent Company only).

       CONDENSED STATEMENTS OF FINANCIAL CONDITION                                           JUNE 30,
                                                                                  2000                   1999
                                                                               -----------            -----------
       ASSETS
       Cash and balances with bank                                             $    44,923            $   127,396
       Investment in subsidiary                                                 12,676,289             13,707,241
       Income tax receivable                                                       109,490                 70,273
       Accrued interest receivable                                                  21,559                 23,913
       Due from subsidiary                                                          12,438                  7,346
                                                                               -----------            -----------
                                                                               $12,864,699            $13,936,169
                                                                               ===========            ===========
       LIABILITIES AND STOCKHOLDERS' EQUITY
       Accounts payable                                                              $ 297                  $ 297
       Common stock owned by ESOP subject to put option                            386,949                310,614
       Stockholders' equity                                                     12,477,453             13,625,258
                                                                               -----------            -----------
                                                                               $12,864,699            $13,936,169
                                                                               ===========            ===========

       CONDENSED STATEMENTS OF INCOME                                                        JUNE 30,
                                                                                  2000                   1999
                                                                               -----------            -----------
       Dividend from bank subsidiary                                           $ 1,350,000            $ 1,088,263
       Interest income                                                              46,577                 57,496
       Legal, accounting and filing fees                                          (144,197)              (121,261)
       State franchise taxes                                                       (17,720)               (14,077)
                                                                               -----------            -----------

       Net income before income taxes                                            1,234,660              1,010,421
       Income tax benefit                                                           39,217                 26,466

       Net income before equity in undistributed net income of
         subsidiary                                                              1,273,877              1,036,887

       Dividends in excess of earnings of subsidiary                              (791,605)              (735,943)
                                                                               -----------            -----------
       Net income                                                                  482,272                300,944

       Other comprehensive (loss) income                                          (284,961)               178,101
                                                                               -----------            -----------
       Comprehensive income                                                    $   197,311            $   479,045
                                                                               ===========            ============

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

19.    CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY) (CONTINUED):


       CONDENSED STATEMENTS OF CASH FLOWS                                                    JUNE 30,
                                                                                  2000                   1999
                                                                               -----------            -----------
       OPERATING ACTIVITIES:
         Net income                                                            $   482,272            $   300,944
         Adjustment to reconcile net income to cash provided
             by operating activities:
           Dividends in excess of earnings of subsidiary                           791,605                735,943
           Increase in income tax receivable                                       (39,217)               (26,466)
           Decrease in accrued interest receivable                                   2,354                  7,792
           Decrease in accounts payable                                                  -                 (3,147)
                                                                               -----------            -----------
         Net cash provided by operating activities                               1,237,014              1,015,066

       INVESTING ACTIVITIES:
         Payment on ESOP loan                                                       63,483                 53,698
                                                                               -----------            -----------

         Net cash provided by investing activities                                  63,483                 53,698
                                                                               -----------            -----------

       FINANCING ACTIVITIES:
         Purchase of treasury stock                                               (884,731)              (621,982)
         Dividends paid                                                           (498,239)              (512,300)
                                                                               -----------            -----------

         Net cash used in financing activities                                  (1,382,970)            (1,134,282)
                                                                               -----------            -----------

       Net decrease in cash                                                        (82,473)               (65,518)

       Cash, beginning of year                                                     127,396                192,914
                                                                               -----------            -----------

       Cash, end of year                                                       $    44,923            $   127,396
                                                                               ===========            ===========



20.    SUBSEQUENT EVENT:

       On July 6, 2000 the Corporation declared a dividend of $0.30 per share or $252,098, to shareholders of record as of July 21, 2000. The dividends were paid on July 31, 2000.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

                                        ASSETS                                                 MARCH 31,           JUNE 30,
                                                                                                  2001               2000
                                                                                              (Unaudited)
Cash                                                                                       $       950,305    $       494,317
Interest-bearing cash deposits in other depository institutions                                  3,495,263          1,450,316
Investment securities available-for-sale, at market value (amortized cost
        $24,158 at March 31, 2001 and June 30, 2000)                                             1,599,486            999,216
Mortgage-backed securities, held to maturity                                                       212,232            255,488
Income tax receivable                                                                               37,865             45,633
Investments in nonmarketable equity securities, at cost                                            878,700            832,500
Loans receivable, net                                                                           47,253,763         49,373,865
Real estate acquired by foreclosure                                                              1,112,392            952,333
Accrued interest receivable                                                                        306,506            341,453
Office property and equipment, less accumulated depreciation                                       367,590            393,538
Other assets                                                                                       111,994             82,548
                                                                                             -------------      -------------

                    Total assets                                                           $    56,326,096    $    55,221,207
                                                                                             =============      =============

                                      LIABILITIES

Savings accounts and certificates                                                          $    29,667,377    $    29,078,551
Advance payments by borrowers for taxes and insurance                                               27,528             29,976
Accrued interest payable                                                                            70,071             72,003
Federal Home Loan Bank advances                                                                 12,874,527         12,835,361
Accounts payable and other liabilities                                                             416,560            421,557
Deferred income tax payable                                                                        432,200            168,160
                                                                                             -------------      -------------

                 Total liabilities                                                              43,488,263         42,605,608
                                                                                             -------------      -------------

Common stock owned by ESOP subject to put option                                                   838,040            386,949
                                                                                             -------------      -------------

                                 STOCKHOLDERS' EQUITY

Preferred stock, 500,000 shares authorized Common stock, $.01 par value;
3,000,000 shares authorized;
        784,656 and 780,087 shares issued and outstanding at
        March 31, 2001 and June 30, 2000, respectively                                               9,588              9,588
Additional paid-in capital                                                                       9,228,173          9,204,136
Treasury stock (132,031 and 138,338 shares at March 31, 2001
           and June 30, 2000, respectively)                                                     (1,702,370)        (1,793,951)
Unearned employee stock ownership plan shares                                                     (321,591)          (403,871)
Common stock owned by ESOP subject to put option                                                  (838,040)          (386,949)
Accumulated comprehensive income                                                                 1,039,716            643,538
Retained earnings, substantially restricted                                                      4,584,317          4,956,159
                                                                                             -------------      -------------

                 Total stockholders' equity                                                     11,999,793         12,228,650
                                                                                             -------------      -------------

                 Total liabilities and stockholders' equity                                $    56,326,096    $    55,221,207
                                                                                             =============      =============


The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME for the three and nine months ended March 31, 2001 and 2000 (Unaudited)

                                                                        THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                       2001             2000            2001             2000
                                                                   -------------   --------------   --------------   -------------

Interest on loans and mortgage-backed securities                 $    1,060,968  $     1,073,772  $     3,328,653  $  3,005,140
Interest and dividends on investments and deposits in
             other depository institutions                               48,758           40,681          136,013       118,953
                                                                   ------------    -------------    -------------   -----------

               Total interest income                                  1,109,726        1,114,453        3,464,666     3,124,093
                                                                   ------------    -------------    -------------   -----------

Interest on savings accounts and certificates                           432,726          377,530        1,248,012     1,115,015
Interest on other borrowings                                            206,486          198,997          705,096       474,504
                                                                   ------------    -------------    -------------   -----------

               Total interest expense                                   639,212          576,527        1,953,108     1,589,519
                                                                   ------------    -------------    -------------   -----------

               Net interest income                                      470,514          537,926        1,511,558     1,534,574

Provision for loan losses                                                10,000           20,000           30,000        35,000
                                                                   ------------    -------------    -------------   -----------

               Net interest income after provision for loan
                     losses                                             460,514          517,926        1,481,558     1,499,574
                                                                   ------------    -------------    -------------   -----------

Non-interest income:
          Service charges and fees                                        9,394            7,223           27,353        26,443
          Other                                                           1,107            1,184            2,973         2,985
                                                                   ------------    -------------    -------------   -----------

              Total non-interest income                                  10,501            8,407           30,326        29,428

Non-interest expenses:
          Compensation                                                  127,033          131,074          374,234       324,534
          Employee retirement and other benefits                         67,370           74,818          208,302       201,563
          State franchise taxes                                          14,105           13,333           41,223        40,783
          SAIF deposit insurance premium                                 12,626           14,893           29,461        35,317
          Loss on real estate acquired by foreclosure                     7,412            9,050           32,270        27,271
          Occupancy expense                                              20,301           22,318           67,081        61,332
          Data processing                                                24,542           22,033           71,378        55,717
          Merger related expenses                                        46,935               --          219,529            --
          Other                                                          64,571           67,856          213,467       227,506
                                                                   ------------    -------------    -------------   -----------

               Total non-interest expenses                              384,895          355,375        1,256,945       974,023
                                                                   ------------    -------------    -------------   -----------

               Income before income taxes                                86,120          170,958          254,939       554,979

Provision for income taxes                                               49,157           61,007          154,656       191,838
                                                                   ------------    -------------    -------------   -----------

               Net income                                                 36,963         109,951          100,283       363,141

Other comprehensive (loss) income, net of income tax:
     Unrealized (loss) gain on securities available-for-sale
          arising in period                                             (65,948)        (46,815)         396,178       (224,916)
                                                                   ------------    -------------    -------------   -----------
                       Comprehensive (loss) income              $       (28,985)  $       63,136  $       496,461 $     138,225
                                                                   ============    =============    =============   ===========
Weighted shares outstanding for basic earnings
          per share                                                     784,116          801,877          783,693       817,928
Basic earnings per share                                        $          0.05    $        0.14  $          0.13  $       0.44
Weighted shares outstanding for diluted earnings
          per share                                                     790,929          811,865          789,842       829,274
Diluted earnings per share                                      $          0.05     $       0.14   $         0.13  $       0.44

The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended March 31, 2001 and 2000
(Unaudited)

                                                                                                 2001               2000
                                                                                            -------------      --------------
Cash flows from operating activities:
     Net income                                                                           $       100,283    $        363,141
     Adjustments to reconcile net income to net cash provided by operating activities:
        Depreciation                                                                               31,319              29,624
        Provision for loan losses                                                                  30,000
                                                                                                                       35,000
        Stock dividend, Federal Home Loan Bank stock                                              (46,200)
                                                                                                                      (41,200)
        Deferred income taxes                                                                      59,948              92,551
        Net loan origination fees                                                                   2,181               3,400
        Employee Stock Ownership Plan benefit expense                                             106,317              98,670
        Management Retirement Plan benefit expense                                                 74,372              73,806
        Supplemental Executive Retirement Plan benefit expense                                     14,066              25,200
        Loss on sale of real estate acquired by foreclosure                                         7,281                  --
        Change in assets and liabilities:
           Accrued interest receivable                                                             34,947              56,757
           Other assets                                                                           (29,446)              7,388
           Accrued interest payable                                                                (1,932)             30,454
           Accounts payable and other liabilities                                                   6,884               8,975
           Income tax receivable                                                                    7,768             (92,680)
                                                                                            -------------      --------------

                 Net cash provided by operating activities                                        397,788             691,086
                                                                                            -------------      --------------

Cash flows from investing activities:
     Improvements on real estate acquired by foreclosure                                         (228,000)            (22,332)
     Proceeds from sale of OREO                                                                    20,619                  --
     Purchase of property and equipment                                                            (5,371)            (46,942)
     Mortgage-backed securities principal repayments                                               43,256              47,659
     Net decrease (increase) in loans receivable                                                2,127,963          (3,487,669)
                                                                                            -------------      --------------

                 Net cash provided (used) in investing activities                               1,958,467          (3,509,284)
                                                                                            -------------      --------------

Cash flows from financing activities:
     Net increase (decrease) in savings accounts and certificates                                 588,826            (694,881)
     Net decrease in advance payments by borrowers for taxes and insurance                         (2,448)               (957)
     Purchase of treasury stock                                                                        --            (819,731)
     Dividends paid                                                                              (480,864)           (498,239)
     Federal Home Loan Bank advances                                                            2,900,000           5,563,000
     Federal Home Loan Bank advances principal repayments                                      (2,860,834)         (1,288,309)
                                                                                            -------------      --------------

                 Net cash provided by financing activities                                        144,680           2,260,883
                                                                                            --------------      -------------

                 Net increase (decrease) in cash and cash equivalents                           2,500,935            (557,315)

Cash and cash equivalents at beginning of period                                                1,944,633           2,705,622
                                                                                            -------------      --------------

Cash and cash equivalents at end of period                                                $     4,445,568    $      2,148,307
                                                                                            =============      ==============

Supplemental disclosure of non-cash investing and financing activities:
     Unrealized gain (loss) on securities available-for-sale, net of deferred tax liability (benefit) of $204,092 and ($115,866) at March 31, 2001 and
        2000, respectively                                                                $       396,178    $       (224,916)
     Renewed Federal Home Loan Bank advances                                              $     6,975,000    $      8,250,000
     Real estate owned through foreclosure                                                $        49,959    $        424,000

The accompanying notes are an integral part of the consolidated financial statements.

FIRST LANCASTER BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   GENERAL:
     The accompanying unaudited consolidated financial statements of First Lancaster Bancshares, Inc. and Subsidiary (the Company) have been prepared in accordance with the instructions for Form 10-QSB and therefore do not include certain information or footnotes necessary for the presentation of complete consolidated financial statements in accordance with generally accepted accounting principles. However, in the opinion of management, the consolidated financial statements reflect all adjustments (which consist of normal, recurring accruals) necessary for a fair presentation of the results for the unaudited periods. The results of the operations for the three months and nine months ended March 31, 2001 are not necessarily indicative of the results which may be expected for the entire year. The consolidated financial statements should be read in conjunction with the audited consolidated financial statements and the notes thereto for the year ended June 30, 2000.

2.   INVESTMENT SECURITIES:
     Investment securities are summarized as follows:

                                                                               GROSS           GROSS         ESTIMATED
                                                              AMORTIZED       UNREALIZED      UNREALIZED        MARKET
                           MARCH 31, 2001                        COST           GAINS           LOSSES          VALUE
                                                             -------------   -------------   -------------   -------------
           Available-for-Sale Equity Securities:
              Federal Home Loan Mortgage Corporation
                    Common stock - 24,672 shares             $     24,158    $  2,282,797    $  (707,469)    $  1,599,486
                                                               ==========     ===========      =========      ===========

                            JUNE 30, 2000

           Available-for-Sale Equity Securities:
              Federal Home Loan Mortgage Corporation
                    Common stock - 24,672 shares             $     24,158    $  1,582,606   $  (607,548)    $     999,216
                                                               ==========     ===========     =========       ===========

3.   ALLOWANCE FOR LOAN LOSSES:
     An analysis of the changes in the loan loss allowance for the three and nine months ended March 31 follows:

                                                                  THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                                 2001            2000              2001            2000
                                                             ------------    -------------     --------------  -------------
             Balance at beginning of period                  $    336,106      $   435,432      $    331,445    $    551,000

             Provision charged to operations                       10,000           20,000            30,000          35,000

             Loans charged off                                    (90,000)        (117,987)         (105,339)       (248,555)
                                                              -----------      -----------      ------------    ------------
             Balance at end of period                         $   256,106      $   337,445      $    256,106    $    337,445
                                                              ===========      ===========      ============    ============


     Nonaccrual loans amounted to $875,499 and $314,167 at March 31, 2001 and June 30, 2000, respectively.

4.   FEDERAL HOME LOAN BANK ADVANCES:

     Federal Home Loan Bank advances at March 31, 2001 and June 30, 2000 are as follows:

                                                                MARCH 31,        JUNE 30,
                                                                 2001              2000
                                                              ------------------------------
           DATE                                                                                 INTEREST
         OF ISSUE                YEAR OF MATURITY                AMOUNT             AMOUNT        RATE

         1/31/95                   1/30/15                         650,000           650,000      5.23
         1/28/98                   2/01/08                          68,059            73,798      6.37
         7/02/99                   8/01/19                         140,333           159,124      6.55
         7/30/99                   7/28/00                             --            500,000      5.96
         8/13/99                   8/11/00                             --            500,000      6.18
         8/24/99                   8/24/00                             --            500,000      6.06
         9/20/99                   9/20/00                             --            750,000      6.12
         11/08/99                 12/01/04                         907,470           963,885      6.50
         12/20/99                  1/01/03                         742,619           787,209      6.93
         12/20/99                  1/01/05                         491,046           506,345      7.08
         12/20/99                 12/20/00                             --          1,175,000      6.59
         3/17/00                   9/13/00                             --            750,000      6.43
         3/24/00                   9/20/00                             --          2,500,000      6.48
         4/21/00                  10/18/00                             --          1,000,000      6.57
         5/17/00                  11/13/00                             --            350,000      7.06
         6/15/00                   7/05/00                             --            250,000      6.73
         6/16/00                   9/14/00                             --            270,000      7.35
         6/16/00                   9/14/00                             --          1,150,000      6.78
         3/14/01                   4/3/01                        3,325,000                --      5.48
         3/28/01                   4/27/01                       6,550,000                --      5.48
                                                               -----------       -----------
                                                              $ 12,874,527      $ 12,835,361
                                                               ===========       ===========


5.   EFFECT OF IMPLEMENTING NEW ACCOUNTING STANDARDS:

     On June 15, 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities" (as amended by SFAS No. 137). SFAS No. 133 established a new model for accounting for derivatives and hedging activities and supersedes and amends a number of existing standards. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000, but earlier application is permitted as of the beginning of any fiscal quarters subsequent to June 15, 1998. Upon the statement's initial application, all derivatives are required to be recognized in the statement of financial position as either assets or liabilities and measured at fair value. In addition, all hedging relationships must be designated, reassessed and documented pursuant to the provisions in SFAS No. 133. On July 1, 2000, adoption of SFAS No. 133 did not have a material financial statement impact on the Company's financial condition or operating results. The Company does not hold derivative securities.

6.   EARNINGS PER SHARE:

                             For the three months ended March 31, 2001        For the three months ended March 31, 2000
                            ---------------------------------------------   ---------------------------------------------
                                Income         Shares         Per Share         Income          Shares        Per Share
                             (Numerator)    (Denominator)       Amount        (Numerator)   (Denominator)       Amount
Basic earnings per share
Income available to common
   Shareholders             $      36,963        784,116     $    0.05      $     109,951         801,877    $   0.14

Effect of dilutive
     securities

Stock options                                      3,361                                              338
Management recognition plan                        3,452                                            9,650

Diluted earnings per share
Income available to common
   Shareholders plus
   assumed Conversions      $      36,963        790,929     $    0.05      $     109,951         811,865    $   0.14


                              For the nine months ended March 31, 2001        For the nine months ended March 31, 2000
                            ---------------------------------------------   ---------------------------------------------
                                Income         Shares         Per Share         Income          Shares        Per Share
                             (Numerator)    (Denominator)       Amount        (Numerator)   (Denominator)       Amount
Basic earnings per share
Income available to common
   Shareholders             $     100,283        783,693     $   0.13       $     363,141         817,928    $   0.44

Effect of dilutive
     securities

Stock options                                      1,372                                              187
Management recognition plan                        4,777                                           11,159

Diluted earnings per share
Income available to common
   Shareholders plus
   assumed Conversions      $     100,283        789,842     $   0.13       $     363,141         829,274    $   0.44


     There were no preferred dividends that would effect the computation of earnings per share.